Exhibit (h)(ii)A

Amendment No. 1 to Transfer Agent and Services Agreement

     This Amendment No.1 to the Transfer Agent and Services Agreement, dated as of October 1, 2009 (the “Amendment”), by and between Cullen Funds Trust, a Delaware Statutory Trust (the “Fund”), and ALPS Fund Services, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “ALPS”).

     WHEREAS, the Fund and ALPS entered into a Transfer Agent and Services Agreement dated July 25, 2009 (the “Agreement”); and

     WHEREAS, ALPS and the Fund wish to modify the provisions of the Agreement to reflect the addition of a new Portfolio under Appendix A of this Agreement; and

     NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

     1. The parties hereto agree to delete Appendix A in its entirety and replace it with a new Appendix A attached hereto.

     2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CULLEN FUNDS TRUST	ALPS FUND SERVICES, INC.

By: /s/ Jeff Battaglia	By: /s/ Jeremy O. May
Name: Jeff Battaglia	Name: Jeremy O. May
Title: CFO	Title: President

APPENDIX A

LIST OF PORTFOLIOS

Cullen High Dividend Equity Fund – Retail Shares
Cullen High Dividend Equity Fund – C Shares
Cullen High Dividend Equity Fund – I Shares
Cullen High Dividend Equity Fund – R1 Shares
Cullen High Dividend Equity Fund – R2 Shares

Cullen International High Dividend Fund – Retail Shares
Cullen International High Dividend Fund – C Shares
Cullen International High Dividend Fund – I Shares
Cullen International High Dividend Fund – R1 Shares
Cullen International High Dividend Fund – R2 Shares

Cullen Small Cap Value Fund – Retail Shares
Cullen Small Cap Value Fund – C Shares
Cullen Small Cap Value Fund – I Shares
Cullen Small Cap Value Fund – R1 Shares
Cullen Small Cap Value Fund – R2 Shares